Exhibit 99.1

Lifetime Brands, Inc. Announces New Distribution Center to Build Lifetime’s Infrastructure for the Future
~ Optimizes Infrastructure for U.S. Business, Increasing Capacity by 46% to 1.027 Million Square Feet ~
~ Relocating East Coast Distribution Center to Built to Suit Facility in Hagerstown, MD ~
~ Expected to be Fully Operational in 2026 ~

GARDEN CITY, NY, January 29, 2025 – Lifetime Brands, Inc. (NasdaqGS: LCUT) (“Lifetime” or the “Company”), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today announced its plan to construct a new distribution center that will serve as a cornerstone for Lifetime’s infrastructure for the future, beginning with the signed lease for a new built to suit 1.027 million-square foot distribution center in Hagerstown, MD (the “Hagerstown Facility”). The expanded capacity of the Hagerstown Facility will effectively operate as the Company’s primary U.S. east coast distribution center, a relocation from the current distribution center in Robbinsville, NJ. The Company expects construction of the Hagerstown Facility to be complete by the second quarter of 2026.
In developing plans to operate a modernized Lifetime with speed, precision and efficiency, this phase establishes the foundation to support the Company’s long-term growth plan including organic and inorganic growth opportunities. In addition, the new facility is expected to drive operational efficiencies through the integration of a new warehouse management system to deliver best in class service and efficiency.
Key advantages of the Hagerstown distribution center include the following:
•Increases the Company’s current distribution capacity by 327,000 square feet;
•Abates rent for the additional 327,000 square feet for the first three years of the fifteen year lease term;
•Abatements and incentives from the State of Maryland and Washington County, Maryland. These include a real property tax abatement in Washington County, employee state withholding tax credit, conditional grants and income tax credits; and
•Expected to significantly contain Lifetime’s future distribution expenses
Rob Kay, Lifetime’s Chief Executive Officer, stated, “We are excited to take this first step towards realizing Lifetime’s infrastructure for the future steered by a relocation to our new Hagerstown distribution center in Maryland, and leading to execution of the initial phase of our multi-year growth initiatives. Lifetime’s distribution centers are a core asset of our operations, and this new facility yields an expanded capacity of 327,000 square feet in a centralized location to maximize time and cost efficiencies of logistics and freight. The primary objective of this project is to optimize our current infrastructure while preserving our historical operational excellence to meet the demand volume of the anticipated future growth of our U.S business.
As we direct Lifetime’s modernization initiatives, we have thoughtfully considered the speed and efficiency of our operations to meet the current dynamic marketplace. This strategic move enables us to remain competitive with the long-standing value proposition we offer to retail partners and the end market customers of our significant portfolio of home consumer product brands across the U.S. This initiative recognizes the changing nature of the current end market, our customers’ expectations for adaptability and addresses the preferred consumer and retailer shopping channels. Further, our relocation to Maryland is a preemptive measure in cost discipline to contain our future expenses. Furthermore, we’ve successfully negotiated state and county tax abatements and incentives that will significantly mitigate the financial impact of one-time relocation expenses and capital expenditures to operate the new facility. We are optimistic for this next stage of achieving the Company’s growth objectives, and we are operationally prepared through this first action item, optimizing Lifetime’s infrastructure for the future,” concluded Mr. Kay.

Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to realize the benefits of the Lease, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and the Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan; macro-economic challenges, including labor disputes, inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
About Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly® ; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
MZ North America

Shannon Devine / Rory Rumore
Main: 203-741-8811
LCUT@mzgroup.us